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 Touche LLP [logo]
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                                                                      Exhibit 11

INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds II:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-69686 of The Montgomery Funds II on Form N-1A of our reports dated August 16, 1997 incorporated by reference in the Combined Statement of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectus which also is part of such Registration Statement.

/s/ Deloitte & Touche LLP
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July 30, 1997

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Deloitte Touche
Tohmatsu
International